SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ______________________________

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 15, 2000 (June 8, 2000)


                               HEALTH POWER, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                0-23220                    31-1145640
(State or other jurisdiction of  (Commission                (IRS Employer
incorporation)                   File Number)              Identification No.)

1209 Orange Street, Wilmington, Delaware                         19801
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (302) 658-7581


_________________________________ No Change ___________________________________
(Former name or former address, if changed since last report)

Item 5            Other Events.

     Health Power, Inc., a Delaware corporation ("Health Power"), has entered into an Agreement and Plan of Merger dated as of June 8, 2000 (the "Merger Agreement"), with Security Capital Corporation, a Delaware corporation ("Security Capital"), and HP Acquisition Corporation, a Delaware corporation which is a subsidiary of Security Capital ("HP Acquisition"). Security Capital is a public company whose shares of Class A Common Stock are traded on the American Stock Exchange.

     Under the terms of the Merger Agreement, HP Acquisition will be merged with and into Health Power, with Health Power becoming a subsidiary of Security Capital. In connection with the merger, the stockholders of Health Power are anticipated to receive approximately $26.5 million in cash in exchange for their shares of Common Stock. Security Capital will also assume or pay approximately $9.75 million in liabilities and expenses of Health Power, including amounts needed to extinguish certain severance benefits. The anticipated net purchase price per share to stockholders of Health Power will be in the range of $6.83 to $6.88. Following the merger, it is expected that all members of the management team of CompManagement, Inc., Health Power's wholly owned subsidiary, will remain in their current positions and maintain an equity stake in the surviving company.

     The Merger Agreement was approved by the Board of Directors of Health Power, as well as Health Power's special committee of Independent Directors. The merger represents the culmination of an extensive process undertaken by Health Power and its financial advisor, Raymond James & Associates, Inc., to analyze the possibilities to maximize shareholder value.

     Health Power stockholders owning approximately 47.7% of its outstanding Common Stock have signed voting agreements to support the merger transaction. The merger is expected to be completed by the end of the third quarter 2000, or shortly thereafter. The transaction is contingent upon Security Capital's obtaining  financing  for the  transaction,  approval  by a  majority  of Health
Power's stockholders, clearance under the Hart Scott Rodino Antitrust Improvements Act of 1976, and other customary conditions for a transaction of this type. The Merger Agreement provides for Health Power to call a special meeting of its stockholders as soon as practicable after financing commitments have been obtained.

     A copy of the Merger Agreement is attached as Exhibit 2 to this Form 8-K. A copy of the press release announcing the parties entering into the Merger Agreement is attached as Exhibit 99 to this Form 8-K.

ITEM 7            FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits

Exhibit
No.               Description of Exhibit

2 Agreement and Plan of Merger among Security Capital Corporation, HP Acquisition Corp. and Health Power, Inc. dated as of June 8, 2000.

99 Press release issued by Health Power, Inc. and Security Capital Corporation on June 9, 2000.

     Schedules and exhibits to the Merger Agreement have not been filed because Health Power does not believe that they contain information material to an investment decision which is not otherwise disclosed in the Merger Agreement. A list has been attached to the Merger Agreement briefly identifying the contents of the omitted schedules and exhibits. Health Power hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTH POWER, INC.



Date:  June 9, 2000                      By /s/ Bernard F. Master, D.O.
                                                 Bernard F. Master, D.O.
                                                 Chairman, President, and Chief
                                                 Executive Officer

                                  EXHIBIT INDEX



                                                  If Incorporated by
                                                  Reference, Document
                                                  with which Exhibit was
Exhibit No.    Description of Exhibit             Previously Filed with SEC
----------------------------------------------------------------------------

2              Agreement and Plan of Merger       Contained herein.
               among Security Capital
               Corporation, HP Acquisition Corp.
               and Health Power, Inc.dated as
               of June 8, 2000

99             Press release issued by Health     Contained herein.
               Power, Inc. and Security Capital
               Corporation on June 9, 2000.

                                                                       EXHIBIT 2






                          AGREEMENT AND PLAN OF MERGER

                                      Among

                          SECURITY CAPITAL CORPORATION,

                              HP ACQUISITION CORP.

                                       And

                               HEALTH POWER, INC.

                                  June 8, 2000

                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER...................................................1
Background Information...... ..................................................1
Statement of Agreement.........................................................1
ARTICLE I......................................................................2
THE MERGER.....................................................................2
     Section 1.1     The Merger................................................2
     Section 1.2     Closing...................................................2
     Section 1.3     Directors and Officers....................................2
ARTICLE II.....................................................................3
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS......3
     Section 2.1     Effect on Capital Stock...................................3
      (a) Capital Stock of MergerCo............................................3
      (b) Cancellation of Treasury Stock and MergerCo-Owned Stock..............3
     Section 2.2     Conversion of Securities..................................3
     Section 2.3     Company Stock Options and Related Matters.................4
ARTICLE III....................................................................5
PAYMENT FOR SHARES; DISSENTING SHARES..........................................5
     Section 3.1     Payment for Shares of Old Common..........................5
     Section 3.2     Dissenting Shares.........................................6
ARTICLE IV.....................................................................7
REPRESENTATIONS AND WARRANTIES OF MERGERCO AND PARENT..........................7
     Section 4.1     Representations and Warranties of MergerCo................7
      (a) Organization.........................................................7
      (b) Authorization; Validity of Agreement; Necessary Action...............7
      (c) Ownership............................................................7
      (d) Consents and Approvals; No Violations................................7
      (e) Takeover Laws........................................................8
      (f) Formation of MergerCo; No Prior Activities...........................8
     Section 4.2     Representations and Warranties of Parent..................8
      (a) Organization.........................................................8
      (b) Authorization; Validity of Agreement; Necessary Action...............8
      (c) Consents and Approvals; No Violations................................8
      (d) Takeover Laws........................................................9
      (e) Litigation...........................................................9
      (f) No Brokers...........................................................9
      (g) SEC Documents; Financial Statements..................................9
      (h) Compliance with Laws................................................10
      (i) Contracts; Debt Instruments.........................................10
      (j) Investment Company Act of 1940......................................10
      (k) Solvency............................................................10
ARTICLE V.....................................................................11
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................11
     Section 5.1     Existence; Good Standing; Authority; Compliance With Law.11
     Section 5.2     Authorization, Validity and Effect of Agreements.........12
     Section 5.3     Capitalization...........................................13
     Section 5.4     Subsidiaries............................................ 13
     Section 5.5     No Violation; Consents...................................13
     Section 5.6     SEC Documents; Financial Statements......................14
     Section 5.7     Litigation.............................................. 15
     Section 5.8     Absence of Certain Changes...............................15
     Section 5.9     Taxes....................................................15
     Section 5.10    Properties...............................................16
     Section 5.11    Environmental Matters....................................17
     Section 5.12    Employee Benefit Plans...................................18
     Section 5.13    Labor Matters............................................20
     Section 5.14    No Brokers...............................................20
     Section 5.15    Opinion of Financial Advisor.............................20
     Section 5.16    Insurance................................................20
     Section 5.17    Contracts and Commitments; Indemnity Agreements..........21
     Section 5.18    Related Party Transactions...............................21
     Section 5.19    DOI Reports..............................................21
     Section 5.20    Health Power HMO.........................................22
     Section 5.21    Definition of the Company's Knowledge....................22
ARTICLE VI....................................................................22
CONDUCT OF BUSINESS PENDING THE MERGER........................................22
     Section 6.1     Conduct of Business by the Company.......................22
     Section 6.2     Financing................................................24
ARTICLE VII...................................................................25
ADDITIONAL AGREEMENTS.........................................................25
     Section 7.1     Stockholders Meeting; Proxy Materials....................25
     Section 7.2     Other Filings............................................27
     Section 7.3     Additional Agreements....................................27
     Section 7.4     Fees and Expenses....................................... 28
     Section 7.5     No Solicitations.........................................28
     Section 7.6     Officers' and Directors' Indemnification and Insurance...28
     Section 7.7     Access to Information; Confidentiality...................29
     Section 7.8     Public Announcements.....................................29
     Section 7.9     Notification of Certain Matters..........................29
     Section 7.10    Termination of Company Stock Plans.......................30
     Section 7.11    Windup of Health Power HMO...............................30
     Section 7.12    Termination of Severance Arrangements....................30
ARTICLE VIII..................................................................32
CONDITIONS TO THE MERGER......................................................32
     Section 8.1     Conditions to the Obligations of Each Party to
                     Effect the Merger........................................32
      (a) Stockholder Approval................................................32
      (b) Hart-Scott-Rodino Act...............................................32
      (c) Other Regulatory Approvals..........................................32
      (d) Other Consents......................................................32
      (e) No Injunctions or Orders; Illegality................................32
     Section8.2     Conditions to Obligations of MergerCo and Parent..........32
      (a) Representations and Warranties......................................32
      (b) Performance and Obligations of the Company..........................33
      (c) Material Adverse Change.............................................33
      (d) No Restraints.......................................................33
      (e) Dissenting Shares...................................................33
      (f) Certificates........................................................33
      (g) Financing...........................................................33
      (h) Health Power HMO....................................................33
      (i) Termination of Severance Agreements.................................34
      (j) Investment and Employment Agreements with Executive Management......34
     Section 8.3     Conditions to Obligations of the Company.................34
      (a) Representations and Warranties......................................34
      (b) Performance of Obligations of MergerCo and Parent...................34
      (c) Material Adverse Change.............................................34
      (d) Certificates........................................................34
ARTICLE IX....................................................................34
TERMINATION, AMENDMENT AND WAIVER.............................................34
     Section 9.1     Termination..............................................34
     Section 9.2     Effect of Termination....................................36
ARTICLE X.....................................................................38
GENERAL PROVISIONS............................................................38
     Section 10.1    Notices..................................................38
     Section 10.2    Interpretation...........................................39
     Section 10.3    Survival.................................................39
     Section 10.4    Miscellaneous............................................39
     Section 10.5    Assignment...............................................40
     Section 10.6    Severability.............................................40
     Section 10.7    Choice of Law/Consent to Jurisdiction....................40
     Section 10.8    Extension; Waiver........................................40
     Section 10.9    Amendment................................................40
     Section 10.10   No Agreement Until Executed..............................41
     Section 10.11   Parent...................................................41

                             INDEX OF DEFINED TERMS

Term                                                   Section


1999 Form 10-K                                         Section 5.10(a)
Acquisition Proposal                                   Section 7.1(e)
Agreement                                              Introduction
Break-Up Fee                                           Section 9.2(b)
Bylaws                                                 Section 1.1
Cashed Shares                                          Section 3.1(c)
Certificate of Incorporation                           Section 1.1
Certificate of Merger                                  Section 1.2
Certificates                                           Section 3.1(b)
Closing                                                Section 1.2
Closing Date                                           Section 1.2
CMI Management Team                                    Section 7.12
Code                                                   Section 3.1(i)
Commitment Due Date                                    Section 6.2(a)
Company                                                Introduction
Company Board                                          Background Information
Company Disclosure Schedule                            Article V, Introduction
Company Material Adverse Effect                        Section 5.1(a)
Company Properties                                     Section 5.10(a)
Company SEC Reports                                    Section 5.6
Company Stock Plans                                    Section 2.3
Company Subsidiary                                     Section 2.1(b)
Company Operating Subsidiaries                         Section 5.1(b)
Confidentiality Agreement                              Section 7.7
CTC                                                    Section 10.7
Debt Encumbrances                                      Section 5.10(a)
DGCL                                                   Background Information
Dissenting Shares                                      Section 3.2
Dr. Master's Employment Agreement                      Section 7.12
Effective Time                                         Section 1.2
ERISA                                                  Section 5.12(a)
Escrow Agent                                           Background Information
Escrow Agreement                                       Background Information
Exchange Act                                           Section 4.1(d)
Exchange Agent                                         Section 3.1(a)
Exchange Fund                                          Section 3.1(a)
Governmental Entity                                    Section 4.1(d)
Health Power HMO                                       Section 5.1(b)
HSR Act                                                Section 4.1(d)
Indebtedness                                           Section 2.2(a)
Indemnity Agreement                                    Section 5.17(b)
Independent Committee                                  Background Information
Injunction                                             Section 8.1(e)
Laws                                                   Section 4.2(h)
Material Contracts                                     Section 5.17(a)
Material Deviation From Projections                    Section 5.1(a)
Merger                                                 Background Information
Merger Consideration                                   Section 2.2(a)
MergerCo                                               Introduction
MergerCo Board                                         Section 4.1(b)
MergerCo Common Stock                                  Section 2.1(a)
MergerCo Material Adverse Effect                       Section 4.1(a)
Necessary Financing                                    Section 6.2(a)
Delaware Courts                                        Section 10.7
Old Common                                             Background Information
Options                                                Section 2.3
Other Filings                                          Section 7.2
Parent                                                 Introduction
Parent Material Adverse Effect                         Section 4.2(a)
Parent/MergerCo Collection Expenses                    Section 9.2(b)
Parent/MergerCo Expenses                               Section 9.2(b)
Parent SEC Reports                                     Section 4.2(g)
Parties                                                Background Information
Person                                                 Section 10.2
Plan(s)                                                Section 5.12(a)
Preferred Stock                                        Section 5.3
Proposed Financing Commitments                         Section 6.2(a)
Proxy Statement                                        Section 7.1(a)(ii)(B)
Raymond James                                          Section 5.14
Regulatory Approval(s)                                 Section 5.5
Reporting Tail Coverage                                Section 7.6(b)
SEC                                                    Section 4.2(g)
Securities Act                                         Section 4.2(g)
Severance Agreements                                   Section 7.12
Stockholder Voting Agreement                           Background Information
Subsidiary                                             Section 10.2
Superior Proposal                                      Section 7.1(e)
Surviving Corporation                                  Section 1.1
Tax Returns                                            Section 5.9(k)
Taxes                                                  Section 5.9(j)
Transaction Proposal                                   Section 9.2(c)
Transactions                                           Background Information

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement") is made as of June 8, 2000, among Security Capital Corporation, a Delaware corporation ("Parent"), HP Acquisition Corp., a Delaware corporation which is direct or indirect subsidiary of Parent ("MergerCo"), and Health Power, Inc., a Delaware corporation (the "Company").


                             Background Information


     A. The respective Boards of Directors of Parent, MergerCo and the Company have each approved the merger of MergerCo with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL"), and, upon the terms and subject to the conditions set forth in this Agreement, holders of shares of Common Stock, $0.01 par value, of the Company ("Old Common") that were issued and outstanding immediately prior to the Effective Time (as hereinafter defined) will, except as otherwise provided herein, be entitled to the right to receive cash.

     B. The Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth in this Agreement, determined that the Merger Consideration (as hereinafter defined) to be paid for each share of Old Common in the Merger is fair to the stockholders of the Company and that the Merger is otherwise advisable and fair to and in the best interests of the Company and its stockholders. An independent committee of the Company Board consisting of five members of the Company Board, none of whom is an employee of the Company or any of its Subsidiaries (as defined below) (the "Independent Committee"), has made the same determinations. Prior to the date hereof, the Company Board has approved this Agreement and the transactions contemplated or required hereby, including the Merger (collectively, the "Transactions"), and has resolved to recommend that the holders of shares of Old Common approve and adopt this Agreement.

     C. Concurrently herewith and as a condition and inducement to Parent's and MergerCo's willingness to enter into this Agreement with the Company, each of those persons listed on Exhibit A-1 attached hereto, each of whom is a stockholder of the Company, has entered into a Stockholder Voting Agreement with Parent (collectively, the "Stockholder Voting Agreements"), substantially in the form of Exhibit A-2 attached hereto.

     D. Concurrently herewith and as a condition and inducement to the Company's willingness to enter into this Agreement, Parent or MergerCo has delivered to U.S. Trust Company of New York, as escrow agent (the "Escrow Agent"), $100,000 by wire transfer of immediately available funds, to be held and disbursed by the Escrow Agent pursuant to the terms of the Escrow Agreement, by and among Parent, MergerCo, the Company and the Escrow Agent, as same may be amended after the date hereof (the "Escrow Agreement"), substantially in the form of Exhibit B attached hereto.

     E. MergerCo, Parent and the Company (collectively, the "parties") desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and to prescribe various conditions to the Transactions.

                             Statement of Agreement

     The  parties   acknowledge   the  accuracy  of  the  foregoing   Background
Information and agree as follows:


                                    Article I

                                   the Merger


     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The certificate of incorporation of the Company (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety substantially as set forth in Exhibit 1.1A attached hereto and thereafter shall be the Certificate of Incorporation until further amended in accordance with law and the Certificate of Incorporation. The bylaws of the Company (the "Bylaws"), as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety substantially as set forth in
Exhibit 1.1B attached hereto and thereafter shall be the Bylaws of the Surviving Corporation until further amended in accordance with law, the Certificate of Incorporation and the Bylaws. The Merger shall have the effects specified in the DGCL.

     Section 1.2 Closing. The closing of the Merger (the "Closing") shall take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (by the applicable party entitled to the benefit thereof) of all of the conditions set forth in Article VIII hereof (other than conditions with respect to actions the respective parties will take at the Closing itself) (the "Closing Date"), at the offices of Baker & Hostetler LLP, Capital Square, 65 East State Street, Columbus, Ohio, unless another time, date or place is agreed to by the parties. MergerCo and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL on the Closing Date. The Merger shall become effective as of the time of filing of the Certificate of Merger, or at such later time agreed to by the parties as is specified in the Certificate of Merger (the "Effective Time").

     Section 1.3 Directors and Officers. The directors and officers of MergerCo immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until his respective successor has been elected and qualified.




                                   ARTICLE II

    EFFECT OF THE MERGER ON THE CAPITAL STOCKOF THE CONSTITUENT CORPORATIONS

     Section 2.1 - Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Old Common or any holder of shares of capital stock of MergerCo:

     (a) Capital Stock of MergerCo. Each share of the common stock of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and MergerCo-Owned Stock. Each share of Old Common and all other shares of capital stock of the Company that are owned by the Company or any Subsidiary of the Company (as defined in Section 10.2) (a "Company Subsidiary") and all shares of Old Common and other shares of capital stock of the Company owned by MergerCo shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

     Section 2.2 - Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of MergerCo, the Company or the holders of any shares of Old Common:

     (a) Subject to the other provisions of this Section 2.2 and to Section 3.1(i), each share of Old Common issued and outstanding immediately prior to the Effective Time, excluding (i) shares of Old Common owned by the Company or any of the Company Subsidiaries or by MergerCo and
          (ii) Dissenting Shares (as defined in Section 3.2), shall be converted into the right to receive the quotient obtained by dividing:

          (x)  Thirty-Six   Million   Two   Hundred   Fifty   Thousand   Dollars
               ($36,250,000), minus the sum of (A) the difference between $4,850,996, which was the amount of outstanding Indebtedness (as defined below) of the Company and the Company Subsidiaries on a consolidated basis as at December 31, 1999, and the lesser of (I) $1,800,000 and (II) the principal amount by which such Indebtedness is reduced by payments made prior to the Closing (as defined below), (B) the Option Termination Consideration (as defined below), (C) the Severance Consideration (as defined below), and (D) the Company Expenses (as defined below), by

          (y) the total number of shares of Old Common issued and outstanding immediately prior to the Effective Time (excluding all shares of Old Common held in the Company's treasury) (the "Merger Consideration"), which Parent shall pay, or cause to be paid, in cash to the holder thereof, without any interest thereon, upon surrender and exchange of the Certificate (as defined in Section 3.1) representing such share of Old Common. The Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Old Common outstanding between the date hereof and the Effective Time. The term "Company Expenses" shall mean an amount equal to all out-of-pocket costs and expenses, including, without limitation, those which may be payable after the Closing, incurred by the Company or any Company Subsidiary in connection with this Agreement and the
               Transactions, including, without limitation, the fees and disbursements of the Company's outside legal counsel, accountants, consultants and other professional service providers retained by or on behalf of the Company, together with all other out-of-pocket costs and expenses incurred by the Company in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or other documents relating to the Transactions, complying with the terms of this Agreement and causing the closing conditions set forth herein to be fulfilled. The Company and Parent shall in good faith consult with one another and mutually determine the amount of the Company Expenses at least three (3) business days prior to the Closing, and prior to the Closing, the Company will keep Parent reasonably informed of the Company Expenses as incurred to date. As used in this Agreement, the term "indebtedness or "Indebtedness" shall include, for any person, (A) indebtedness created, issued or incurred for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property to another person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such person), (B) obligations of such person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business, (C) indebtedness of another person secured by a lien on the property of such person, (D) payment obligations of such person in respect of letters of credit, banker's acceptances or similar instruments issued or accepted by banks and other financial institutions for the account of such person, (E) capital lease obligations of such person, and (F) indebtedness of another person guaranteed by such person, provided, however, that no item of "indebtedness" shall be deducted more than once as "indebtedness" because it falls within more than one of the above categories.

     (b) All such shares of Old Common, when converted as provided in Section 2.2(a), shall no longer be considered outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing shares of Old Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Old Common except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with Section 3.1, shall only have the right to receive for their shares of Old Common the Merger Consideration, without any interest thereon.

     Section 2.3 - Company Stock Options and Related Matters. As of and subject to the occurrence of the Effective Time, each outstanding option, warrant or similar right (including any related stock appreciation right) (an "Option") issued, awarded or granted pursuant to any plan, agreement or arrangement of the Company or any Company Subsidiary and entitling the holder thereof to purchase a share of Old Common or any other capital stock of the Company or any Company Subsidiary (the "Company Stock Plans") shall be terminated, subject to obtaining the consents discussed below, and each holder of a terminated Option shall be entitled to receive, in consideration for the termination of such Option, an amount in cash (less applicable withholding taxes) equal to one of the following: (a) for Options with an exercise price per share greater than the Merger Consideration ("Out of the Money Options"), $1.00 for each Out of the Money Option terminated; or (b) for Options with an exercise price per share less than the Merger Consideration ("In the Money Options"), the excess of the Merger Consideration over the exercise price per share for each In the Money Option terminated. The total consideration to be paid for the termination of all Options is hereinafter referred to as the "Option Termination Consideration." At least five (5) business days prior to the Closing (x) the Company shall deliver to Parent agreements (in a form reasonably acceptable to Parent) executed by each director and officer of the Company and any Company Subsidiary holding an Option acknowledging that the payment made pursuant to this Section 2.3 is being made in full satisfaction of such individual's rights under the applicable Company Stock Plans and any option awards granted thereunder, and (y) the Company shall use commercially reasonable efforts to obtain executed agreements of the type described in clause (x) from each other holder of an option to purchase shares of Old Common awarded under the Company Stock Plans. Immediately prior to the Effective Time, Parent shall pay to the Company an amount equal to the Option Termination Consideration, and, in turn, the Company shall immediately pay, or cause to be paid, to each holder of a terminated Option the Option Termination Consideration to which such holder is entitled to receive pursuant to such holder's agreement described in clauses (x) and (y) above.


                                   ARTICLE III

                      PAYMENT FOR SHARES; DISSENTING SHARES


     Section 3.1 - Payment for Shares of Old Common.

     (a) Prior to the Effective Time, Parent or MergerCo shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, Parent or MergerCo shall deposit, or cause to be deposited, with the Exchange Agent in an account (the "Exchange Fund") the aggregate Merger Consideration to which holders of shares of Old Common shall be entitled at the Effective Time pursuant to Section 2.2(a). The Merger Consideration shall be invested by the Exchange Agent, as directed by Parent, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets; provided, that no loss on investments made pursuant to this Section 3.1(a) shall relieve Parent of its obligation to pay the Merger Consideration pursuant to Section 2.2.

     (b) Promptly after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each record holder of certificates (the
          "Certificates") that immediately prior to the Effective Time represented shares of Old Common a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent.

     (c) In effecting the payment of the Merger Consideration with respect to shares of Old Common represented by Certificates entitled to payment of the Merger Consideration pursuant to Section 2.2(a) (the "Cashed Shares"), upon the surrender of each such Certificate, Parent shall cause the Exchange Agent to pay the holder of such Certificate the Merger Consideration multiplied by the number of Cashed Shares, in consideration therefor. Upon such payment such Certificate shall forthwith be canceled.

     (d) From and after the Effective Time until surrendered in accordance with paragraph (c) above, each Certificate representing shares of Old Common shall represent solely the right to receive the Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Old Common surrendered therefor is registered, it shall be a condition to the right to receive such Merger Consideration that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Old Common shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (e) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Old Common may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration relating thereto without any interest or dividends thereon.

     (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Old Common which were outstanding immediately prior to the Effective Time.

     (g) None of Parent, MergerCo, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in good faith pursuant to any applicable abandoned property, escheat or similar law.

     (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the provision of reasonable and customary indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable to such person pursuant to this Agreement.

     (i) The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Old Common such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Old Common with respect to which such deduction and withholding was made by the Surviving Corporation.

     Section 3.2 - Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, shares of Old Common which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Old Common held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Old Common under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender, in the manner provided in Section 3.1, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Old Common. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Old Common, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.


                                   ARTICLE IV


              REPRESENTATIONS AND WARRANTIES OF MERGERCO AND PARENT


     Section 4.1 - Representations and Warranties of MergerCo. MergerCo and Parent, jointly and severally, hereby represent and warrant to the Company that the statements contained in this Section 4.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.1).

     (a) Organization. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being and proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of MergerCo (a "MergerCo Material Adverse Effect").

     (b) Authorization; Validity of Agreement; Necessary Action. MergerCo has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by MergerCo of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of MergerCo (the "MergerCo Board") and by the sole stockholder of MergerCo, and no other corporate action on the part of MergerCo is necessary to authorize the execution and delivery by MergerCo of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by MergerCo and, assuming the due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of MergerCo enforceable against MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. (c) Ownership . MergerCo is a direct or indirect wholly-owned Subsidiary of Parent.

     (d) Consents and Approvals; No Violations. Except for the filing of the Certificate of Merger in accordance with the DGCL, and such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and applicable state or foreign securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by MergerCo, the consummation by MergerCo of the Transactions or compliance by MergerCo with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of MergerCo, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as hereinafter defined) with respect to MergerCo, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MergerCo is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule, regulation or other law applicable to MergerCo or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults (including, for purposes hereof, the failure to make a filing or to obtain a permit, authorization, consent or approval) which would not, individually or in the aggregate, reasonably be expected to (A) have a MergerCo Material Adverse Effect, (B) impair the ability of MergerCo to consummate the Transactions, or (C) prevent or materially delay the consummation of the Transactions. For purposes of this Agreement, "Governmental Entity" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

     (e) Takeover Laws. MergerCo was not, immediately prior to the execution of this Agreement and the Stockholder Voting Agreements, an "interested stockholder" of the Company within the meaning of Section 203 of the DGCL.

     (f) Formation of MergerCo; No Prior Activities. MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with its incorporation or organization and the transactions contemplated by this Agreement.

     Section 4.2 - Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that the statements contained in this
Section 4.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.2).

     (a) Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of Parent (a "Parent Material Adverse Effect").

     (b) Authorization; Validity of Agreement; Necessary Action. Parent has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of Parent and no other action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

     (c)  Consents  and  Approvals;  No  Violations.  Except  for such  filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, and state or foreign securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by Parent, the consummation by Parent of the Transactions or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity with respect to Parent, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule, regulation or other law applicable to Parent or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults (including, for purposes hereof, the failure to make a filing or to obtain a permit, authorization, consent or approval) which would not, individually or in the aggregate, reasonably be expected to (A) have a Parent Material Adverse Effect,
          (B) impair the ability of Parent to consummate  the  Transactions,  or
          (C) prevent or materially delay the consummation of the Transactions.

     (d) Takeover Laws. Parent was not, immediately prior to the execution of this Agreement and the Stockholder Voting Agreements, an "interested stockholder" of the Company within the meaning of Section 203 of the DGCL.

     (e) Litigation. There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of Parent, threatened against MergerCo or Parent, at law or in equity, or before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality, whether federal, state, local or foreign, or before any arbitrator, that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions or to have a Parent Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be.

     (f) No Brokers. Neither Parent nor MergerCo has entered into any contract, arrangement or understanding with any person which may result in the obligation of such entity or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that Capital Partners, Inc. (or its affiliate) will receive an investment banking fee in connection with the consummation of the Transactions.

     (g) SEC Documents; Financial Statements. Each periodic report, registration statement, definitive proxy statement and other document filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1,1998 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"), as of their respective dates, complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act, as the case may be, applicable to such Parent SEC Reports, and none of the Parent SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The Parent SEC Reports include all the documents (other than preliminary material) that Parent was required to file with the SEC since January 1, 1998. The financial statements of Parent included in the Parent SEC Reports, as of their respective filing dates with the SEC, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of the unaudited statements, to normal, year-end audit adjustments). Since December 31, 1999, neither Parent nor any of its subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 1999 (including the notes thereto) (the "Parent Balance Sheet"),
          (ii) for liability under this Agreement, (iii) as incurred after December 31, 1999 in the ordinary course of business and consistent with past practices, (iv) as described in the Parent SEC Reports filed and publicly available as of the date hereof, or (v) as would not, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     (h) Compliance with Laws. Except as specifically disclosed in the Parent SEC Reports filed and publicly available prior to the date hereof, MergerCo and Parent are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any federal, state, local or foreign court or governmental authority (collectively, "Laws") applicable to Parent or its Subsidiaries, or to their respective businesses or properties, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     (i) Contracts; Debt Instruments. Neither Parent nor any of its Subsidiaries has received a written notice that Parent or any of its Subsidiaries is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor does any such violation or default exist, except to the extent such violation or default would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be.

     (j) Investment Company Act of 1940. Neither Parent nor any of its Subsidiaries is, or at the Effective time will be, required to be registered under the Investment Company Act of 1940, as amended.

     (k) Solvency. Assuming that the representations and warranties of the Company contained in this Agreement or in any instrument delivered by the Company pursuant to this Agreement are correct and complete without giving effect to any materiality or knowledge qualification included in any such representation or warranty, then, immediately after giving effect to the Transactions and the closing of the financing contemplated by this Agreement, (i) the Surviving Corporation shall be able to pay its debts as they become due and shall own assets having a fair salable value greater than the amounts required to pay its debts (including the amount that is reasonably likely to become payable in respect of all contingent liabilities), and (ii) the Surviving Corporation shall have adequate capital to carry on its business. No transfer of property is being made, or caused to be made, and no obligation is being incurred, or caused to be incurred, by Parent or MergerCo in connection with the Transactions and the closing of the financing contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, MergerCo or the Surviving Corporation.



                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company hereby represents and warrants to Parent and MergerCo that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the disclosure schedule, arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article V, delivered at or prior to the execution hereof to Parent and MergerCo (the "Company Disclosure Schedule").

     Section 5.1 Existence; Good Standing; Authority; Compliance With Law.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership of its property or the conduct of its business makes such qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and the Company Subsidiaries taken as a whole (a "Company Material Adverse Effect"). Without limiting any other events or occurrences which may constitute a Company Material Adverse Effect, a Company Material Adverse Effect shall be deemed to have occurred for purposes of this Agreement if, as at the end of any calendar month during the Company's 2000 fiscal year preceding the Closing, the actual consolidated results of operations (as measured by EBITDA) of the Company and its consolidated Subsidiaries for the portion of such fiscal year completed through the end of such calendar month deviate, in terms of less favorable results, by more than ten percent (10%) from the Company's projected consolidated results of operations (as measured by EBITDA) through the end of such period, as delivered in writing by the Company to Parent prior to the date hereof (a "Material Deviation from Projections"). The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and proposed to be conducted.

     (b) Except as set forth in Section 5.1(b) of the Company Disclosure Schedule, each of the Company Operating Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Operating Subsidiaries" shall mean all of the Company Subsidiaries other than Health Power HMO, Inc., an Ohio corporation and a Subsidiary of the Company ("Health Power HMO"). Health Power HMO is a corporation duly organized under the laws of Ohio.

     (c) Except as set forth in Section 5.1(c) of the Company Disclosure Schedule, each of the Company and the Company Operating Subsidiaries possess, and has possessed since January 1, 1998, all licenses, permits, variances, exemptions, orders and other authorizations and approvals of all Governmental Entities required to conduct their respective businesses as now conducted or proposed to be conducted by them (the "Company Permits"), except where the failure to possess such licenses, permits, variances, exemptions, orders, authorizations or approvals has not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of the Company Operating Subsidiaries are, and at all times since January 1, 1998, have been, in compliance with the terms of the Company Permits, except where the failure so to comply has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (d) Section 5.1(d) of the Company Disclosure Schedule contains a true and complete list of all regulatory undertakings, orders or other commitments of any nature, which are not embodied in applicable Laws or specifically disclosed in the Company SEC Reports (as defined below) filed and publicly available prior to the date of this Agreement, entered into by the Company or any of the Company Operating Subsidiaries with any regulatory entity, including any insurance or other regulatory bodies, which undertakings, orders or other commitments limit or purport to limit the business of the Company or any of the Company Operating Subsidiaries as presently conducted or as the same may be conducted in the future. Except as specifically disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the conduct of the respective businesses of the Company and each of the Company Operating Subsidiaries is, and at all times since January 1, 1998 has been, in compliance with all Laws applicable to the Company or to any of the Company Operating Subsidiaries or to their respective businesses or properties, except for noncompliance which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in Company SEC Reports filed and publicly available after December 31, 1999 and prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of the Company Subsidiaries (including, without limitation, Health Power HMO) is pending or, to the knowledge of the Company, threatened, other than those which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 5.2 - Authorization, Validity and Effect of Agreements. Each of the Company and the Company Subsidiaries, as applicable, has all requisite power and authority to enter into the Transactions and to execute and deliver this Agreement, and (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the total outstanding voting power of the shares of Old Common, as required by the DGCL) to perform its obligations hereunder and to consummate the Transactions. The Company Board, at a meeting duly called and held on May 9, 2000, (i) determined that this Agreement and the Merger are advisable, and fair to and in the best interests of the holders of shares of Old Common, (ii) approved this Agreement and the Transactions (and, for purposes of Section 203 of the DGCL, also specifically approved the Stockholder Voting Agreements), and (iii) resolved to recommend that the holders of shares of Old Common approve and adopt this Agreement. Subject only to the approval of this Agreement by the holders of shares of Old Common, the execution by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, subject to approval by the holders of shares of Old Common, and assuming due and valid authorization, execution and delivery thereof by MergerCo and Parent, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

     Section 5.3 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Old Common and 5,000,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"). As of the date of this
Agreement: (i) no shares of Preferred Stock were issued or outstanding; and (ii) no shares of Old Common and no shares of Preferred Stock were held in the treasury of the Company or owned by any Company Subsidiary. All such issued and outstanding shares of Old Common are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 5.3 of the Company Disclosure Schedule: (a) there are no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shares of Old Common on any matter, (b) there are no outstanding options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or any other securities of the Company or any Company Subsidiary, (c) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary, (d) there are no equity equivalents (including any phantom stock or stock appreciation rights, whether cash or other), performance shares, interests in the ownership or earnings of the Company or any Company Subsidiary or other similar rights issued by the Company or any Company Subsidiary, and (e) neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement or understanding to register the offer and sale or resale of any of its securities under the Securities Act. As of the date hereof, there are no declared but unpaid dividends outstanding with respect to the Old Common.

     Section 5.4 - Subsidiaries. Section 5.4 of the Company Disclosure Schedule sets forth a list of the Company Subsidiaries. Except as set forth in Section
5.4 of the Company Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 5.4 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or other person (other than investments in short-term investment securities and trade receivables), nor is the Company or any Company Subsidiary subject to any obligation or requirement to provide for or obtain or make any such interest or investment.

     Section 5.5 - No Violation; Consents. None of the execution, delivery or performance of this Agreement, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will
(a) conflict with or result in a breach of any provisions of the certificate of incorporation, bylaws, or other organizational documents of the Company or of any Company Subsidiary, (b) except as set forth in Section 5.5(b) of the Company Disclosure Schedule, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, permit, contract, agreement or other obligation or instrument to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties is bound,
(c) except for (i) the filing of the Certificate of Merger in accordance with the DGCL, (ii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, and applicable state or foreign securities or state "Blue Sky" laws, and (iii) permits, authorizations, consents and approvals, and other applicable requirements (other than those covered by clause (ii) immediately above) of state Governmental Entities with regulatory authority over the Company or any Company Subsidiary (each, individually, a Regulatory Approval" and, collectively, the "Regulatory Approvals"; each such requisite Regulatory Approval being identified in Section 5.5(c) of the Company Disclosure Schedule), require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, or (d) assuming that the Regulatory Approvals are obtained, violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets, excluding from the foregoing clauses (b),
(c) (other than subdivision (iii) thereof) and (d) (other than any violation that would result from the failure to obtain any Regulatory Approval), such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to (A) have a Company Material Adverse Effect,
(B) impair the ability of the Company to consummate the Transactions, or (C) prevent or materially delay the consummation of the Transactions. The Company has no reason to believe that any Governmental Entity, including, without limitation, the Ohio Bureau of Worker's Compensation, will impose, in connection with the Transactions, an open enrollment period with respect to any of the Company's managed care organization activities, whether based on express regulatory authority to do so or by informal request made in accordance with standard administrative practices or procedures.

     Section 5.6 - SEC Documents; Financial Statements. Each periodic report, registration statement, definitive proxy statement and other document filed by the Company with the SEC since January 1,1998 (as such documents have since the time of their filing been amended, the "Company SEC Reports"), as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The Company SEC Reports include all the documents (other than preliminary material) that the Company was required to file with the SEC since January 1, 1998. The financial statements of the Company included in the Company SEC Reports, as of their respective filing dates with the SEC, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of the unaudited statements, to normal, year-end audit adjustments). Since December 31, 1999, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of December 31, 1999 (including the notes thereto) (the "Company Balance Sheet"), (ii) for liability under this Agreement, (iii) as incurred after December 31, 1999 in the ordinary course of business and consistent with past practices, (iv) as described in the Company SEC Reports filed and publicly available as of the date hereof or (v) as could not, individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 5.7 - Litigation. Except as disclosed in the Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, or any of their respective assets or against or involving any of their respective officers, directors or employees in connection with the business or affairs of the Company or any Company Subsidiary, including, without limitation, any claims for indemnification arising under any agreement to which the Company or any Company Subsidiary is a party, whether at law or in equity, or before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality (including, without limitation any actions, suits, proceedings or investigations with respect to the Transactions), whether federal, state, local or foreign, or before any arbitrator.

     Section  5.8 - Absence of Certain  Changes.  Except as set forth in Section
5.8 of the Company Disclosure Schedule, since December 31, 1999, the Company and the Company Operating Subsidiaries have conducted their businesses in the ordinary course of business, consistent with past practice, and there have not been: (a) any events or occurrences that have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (b) any action taken by the Company or any of the Company Operating Subsidiaries that would require the consent of MergerCo under Section 6.1 if taken after the execution of this Agreement.

          Section 5.9 - Taxes.

     (a) The Company and each Company Subsidiary (i) has filed (or the Company has timely filed on their behalf) when due (taking into account extensions) with the appropriate Federal, state, local, foreign and other governmental agencies, all income and other material Tax Returns (as defined below) required to be filed by them, and all such Tax Returns were, at the time of filing, correct and complete in all material respects and (ii) has either paid when due or has established adequate accruals on their books and records (exclusive of any accrual for deferred taxes to reflect timing differences between book and tax accounting) for all income and other material Taxes (as defined below) of the Company and its Subsidiaries (including the Company Balance Sheet with respect to Taxes accrued as of December 31, 1999), including Taxes being contested in good faith. There are no Tax liens upon any property of the Company or any Company Subsidiary except liens for current Taxes not yet due and payable, and there are no material Taxes claimed in writing by any Taxing authority and received by the Company or any such Subsidiary that, in the aggregate, would result in any Tax liability in excess of the amount of the accruals for such Taxes (exclusive of any accrual for deferred Taxes), and the Company and each Company Subsidiary have or will establish in accordance with their normal accounting practices and procedures accruals and reserves that are adequate for the payment of all income and other material Taxes not yet due and payable and attributable to any period preceding the Closing. None of the Company nor any Company Subsidiary has filed a consent to the application of Section 341(f)(2) of the Code.

     (b) No audit, assessment or other examination relating to Taxes by any Taxing authority is pending with respect to any material Taxes due and payable by the Company or any Company Subsidiary.

     (c) Neither the Company nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the Internal Revenue Service or any other Governmental Entity or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

     (d) Neither the Company nor any Company Subsidiary is a party to or is bound by (or will prior to the Closing become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than the Company and the Company Subsidiaries. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group other than one of which Company was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by the Company (or a return for a group consisting solely of its Subsidiaries and predecessors).

     (e) The Company has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     (f) Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
          Section 897(c)(1)(A)(ii) of the Code and Parent or MergerCo is not required to withhold tax on the purchase of the stock of the Company pursuant to the Merger by reason of Section 1445 of the Code.

     (g) The Company and each Company Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements (including maintenance of required records with regard thereto) in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

     (h) Except as set forth in Section 5.9(i) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiary has entered into any compensatory arrangements with respect to the performance of services which payment thereunder could result in a nondeductible expense to the Company or the Company Subsidiary pursuant to Code
          Section 162(m).

     (i) For purposes of this Agreement, "Tax" or "Taxes" means all federal, state, local and foreign income, property, sales, franchise, employment, payroll, withholding, estimated minimum, excise and other taxes, tariffs and governmental charges of any nature whatsoever, together with any interest, penalties, assessments, deficiencies or additions to tax with respect thereto.

     (j) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements and other information required to be supplied to a taxing authority in connection with Taxes, including any amendments thereof.

          Section 5.10 - Properties.

     (a) All of the real estate properties owned or leased by the Company or any of the Company Subsidiaries are set forth in Section 5.10(a) of the Company Disclosure Schedule. Except as set forth in Section 5.10(a) of the Company Disclosure Schedule, the Company or a Company Subsidiary owns good and marketable title to each of the owned real properties identified in Section 5.10(a) of the Company Disclosure Schedule (the "Company Properties") free and clear of liens, mortgages, or deeds of trust, security interests or other encumbrances on title or leasehold interest which secure the payment of money (collectively, "Debt Encumbrances"), other than Debt Encumbrances which secure indebtedness which is disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "1999 Form 10-K"), or in a Company SEC Report filed subsequent to the filing of the 1999 Form 10-K.

     (b) The Company and each Company Operating Subsidiary owns or leases all machinery, equipment and other tangible personal property and assets necessary for the conduct of its business as presently conducted, except where the absence of such ownership or leasehold interest would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company
          Operating Subsidiary owns good title, free and clear of all Debt Encumbrances, to all of the personal property and assets reflected in the 1999 Form 10-K or in a Company SEC Report filed subsequent to the filing of the 1999 Form 10-K, except for (i) assets which have been disposed of to nonaffiliated third parties in the ordinary course of business (except as set forth in Section 5.10(b) of the Company Disclosure Schedule) or (ii) Debt Encumbrances which secure indebtedness which is disclosed in the 1999 Form 10-K or in a Company SEC Report filed subsequent to the filing of the 1999 Form 10-K.

     (c) Except as set forth on Section 5.10(c) of the Company Disclosure Schedule, the computer systems of each of the Company and the Company Subsidiaries, including all hardware and software (collectively, the "Computer Systems"), are presently serving the needs of the Company and the Company Subsidiaries adequately. There are no infringement suits, actions or proceedings pending or, to the Company's knowledge, threatened, with respect to the Computer Systems.

     (d) Except as set forth in Section 5.10(d) of the Company Disclosure Schedule, the Company or one of the Company Operating Subsidiaries is the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company or any of the Company Operating Subsidiaries as currently conducted, including, without limitation, trade names, unregistered trademarks and service marks, brand names, patents and copyrights. There are no claims pending or, to the Company's knowledge, threatened, that the Company or any of its Subsidiaries is in violation of any such intangible property of any third party which would, individually or in the aggregate, have a Company Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries is known to the Company.

          Section 5.11 - Environmental Matters.

     (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Company or any of its Subsidiaries, no complaint has been served on the Company or any of its Subsidiaries, no penalty has been assessed and, to the knowledge of the Company, no investigation is pending or has been threatened (each, an "Action") by any Governmental Entity or other party with respect to any (i) alleged violation by the Company or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by the Company or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity, in each case where such Action has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Neither the Company nor any of its Subsidiaries has any Environmental Liabilities that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There has been no release of Hazardous Substances into the environment or violation of any Environmental Law in either case by the Company or any such Subsidiary which in either case has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) For the purposes of this Agreement, the following terms have the following meanings:

                    "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions and governmental restrictions relating to the environment or to emissions, discharges or releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

                    "Environmental Liabilities" means all liabilities which (i) arise under Environmental Laws and (ii) relate to Regulated Activities occurring or conditions existing on or prior to the Effective Time.

                    "Hazardous Substances" means any pollutants, contaminants, toxic, radioactive, caustic or otherwise hazardous substance or waste, including petroleum, its derivatives, by-products and other hydrocarbons and medical or infectious waste that is regulated under or by any applicable Environmental Law.

                    "Regulated   Activity"  means  any  generation,   treatment,
                    storage, recycling, transportation, disposal or release of any Hazardous Substances.

         Section 5.12 - Employee Benefit Plans.

     (a) Section 5.12(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); each "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary of the Company (individually, a "Plan" and, collectively, the "Plans") or with respect to which the Company or any ERISA Affiliate otherwise has any liability. Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has any legal commitment to create any additional employee benefit plan, fund, program, agreement or arrangement, or modify or change any existing Plan that would affect any employee (an "Employee") or former employee of the Company or any Subsidiary of the Company.

     (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent and MergerCo true and complete copies of each of the following documents:

          (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

          (ii) a copy of the three (3) most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting standards No. 87;

          (iii)a copy of the  most  recent  Summary  Plan  Description  required
               under  ERISA  with  respect  thereto,   and  all  supplements  or
               modifications thereto;

          (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

          (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

     (c) No Plan in existence during the six years preceding the date of this Agreement is or was subject to Title IV of ERISA. Neither the Company nor any Company Subsidiary has ever contributed to, or been required to contribute to, a "multiemployer pension plan," as defined in section 3(37) of ERISA.

     (d) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been or will be timely made on or prior to the Closing Date and all contributions for any period ending on or before the Effective Date which are not yet due have been accrued in accordance with the past custom and practice of the Company and the Company Subsidiaries. All premiums or other payments which are due and payable have been paid with respect to each Plan which is an employee welfare benefit plan, as defined in Section 3(1) of ERISA

     (e) Neither the Company nor any Subsidiary of the Company nor, to the knowledge of the Company, any trustee or administrator thereof, has engaged in a transaction in connection with which the Company or any Subsidiary of the Company or any trustee or administrator thereof would reasonably be expected to be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

     (f) To the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

     (g) Each plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter to the effect that the Plan is so qualified and that its related trust maintained thereunder is exempt from taxation under section 501(a) of the Code.

     (h) Except as set forth in Section 5.12(h) of the Company Disclosure Schedule, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for any significant period (in no event more than three (3) months) extending beyond their retirement or other termination of service, other than
          (i) coverage mandated by applicable Laws, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     (i) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

     (j) Except as set forth in Section 5.12(j) of the Company Disclosure Schedule or as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

     (k) There are no pending or, to the knowledge of the Company, threatened or anticipated, claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     Section 5.13 - Labor Matters. Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except as set forth in Section 5.13 of the Company Disclosure Schedule, there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries. Except as set forth in Section 5.13 of the Company Disclosure Schedule, to the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or of any of the Company Subsidiaries.

     Section 5.14 - No Brokers. Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any person which may result in the obligation of such entity or MergerCo to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained Raymond James & Associates, Inc. ("Raymond James") as its financial advisor in connection with the Transactions. The Company has furnished to MergerCo complete and correct copies of all agreements between the Company and Raymond James pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

     Section 5.15 - Opinion of Financial Advisor. On May 9, 2000, Raymond James orally delivered to the Company Board its opinion to the effect that, as of such date, the consideration to be received by the holders of shares of Old Common pursuant to the Merger Agreement is fair from a financial point of view to such holders (the "Fairness Opinion"). Raymond James has assured the Company Board that it will deliver such opinion in written form to the Company Board at such time as the Company may request. A copy of the form of such written opinion to be so delivered has been provided to Parent.

     Section 5.16 - Insurance. The Company and each of the Company Subsidiaries are insured by financially sound and reputable insurers, unaffiliated with the Company, with respect to their properties and the conduct of their businesses in such amounts and against such risks as are sufficient for compliance with law and as are, to the knowledge of the Company, in accordance with normal industry practice.

    Section 5.17  - Contracts and Commitments; Indemnity Agreements.

     (a) Section 5.17(a) of the Company Disclosure Schedule lists each written and, to the knowledge of the Company, each oral contract, agreement, instrument, arrangement or understanding, to which either the Company or any Company Subsidiary is a party, including all amendments and supplements thereto, which is material to the business operations, assets, properties, or conditions (financial or otherwise) of the Company or any Company Subsidiary (collectively, the "Material Contracts" and each a "Material Contract"). Without limiting the foregoing, any contract, agreement, instrument, arrangement or understanding between the Company or any Company subsidiary, on the one hand, and any insurance agent or representative, insurance agency or other association of insurance agents or representatives, on the other hand, shall be deemed to be a Material Contract for purposes of this Agreement if such contract, agreement, instrument, arrangement or understanding, either individually or in the aggregate with one or more other contracts, agreements, instruments, arrangements or understandings that are related to the same contractual relationship, represent more than three percent (3%) of the Company's consolidated revenues for the Company's fiscal year ended December 31, 1999, or more than three percent (3%) of its projected annual revenues for the fiscal year ending December 31, 2000. Except as set forth in Section 5.17(a) of the Disclosure Schedule, the Company is not in breach or default of any Material Contract, and to the Company's knowledge, no other party thereto is in breach or default thereof, except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 5.17(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person.

     (b) Section 5.17(b) of the Company Disclosure Schedule lists each written and, to the knowledge of the Company, each oral, contract, agreement, instrument, arrangement or understanding, to which either the Company or any Company Subsidiary is a party, including all amendments and supplements thereto ("Indemnity Agreements"), pursuant to which the Company or any Company Subsidiary has agreed to indemnify any director, officer, employee or agent of the Company or any Company Subsidiary in connection with matters arising out of the performance of their respective duties to, or services for, the Company or any Company Subsidiary. The Company has delivered correct and complete copies of all such Indemnity Agreements to the Company. As of the date hereof, there is no "Proceeding" (as defined in the Indemnity Agreements) pending or, to the knowledge of the Company, threatened, which would reasonably be likely to give rise to a claim for indemnification pursuant to any such agreement, the certificate of incorporation or by-laws of the Company or any Company Subsidiary, or applicable Law.

     Section 5.18 - Related Party  Transactions.  Except as set forth in Section
5.18 of the Company Disclosure Schedule, the Company SEC Reports set forth a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries (which are or will be in effect as of or after the date of this Agreement) involving payments in excess of $60,000 with any person who is an officer, director or affiliate of the Company or any of the Company Subsidiaries, any relative of any of the foregoing, or any entity of which any of the foregoing is an affiliate.

     Section 5.19 - DOI Reports. The Company has made available to Parent at the Company's offices true, correct and complete copies of all material reports filed by the Company or any of the Company Operating Subsidiaries regarding the activities of the Company and the Company Subsidiaries in the States of Ohio,
Kentucky, Indiana, West Virginia and Washington with, and any license applications filed by the Company in such States with, and all material correspondence regarding such activities and license applications sent to, or received by the Company or any of the Company Operating Subsidiaries from, applicable insurance and other regulatory bodies since January 1, 1998. Each material report required to be filed by the Company or any of the Company Operating Subsidiaries with applicable insurance and other regulatory bodies since January 1, 1998 (as such documents have since the time of their filing been amended, the "DOI Reports") has been filed. As of their respective dates, the DOI Reports complied in all material respects with the requirements of the applicable Laws applicable to such DOI Reports, and none of the DOI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.

     Section 5.20 - Health Power HMO. Health Power HMO operated a health maintenance organization (an "HMO") in Ohio until April 30, 1999. Effective May 1, 1999, the certificate of authority of Health Power HMO was revoked by the Ohio Department of Insurance ("ODI") for failure to meet statutory financial requirements. Since that time, and in accordance with the ODI revocation order, Health Power HMO has been winding-up its business under the supervision of ODI, but without judicial involvement. The final windup is being conducted in accordance with Health Power HMO's Plan of Final Distribution and Windup dated March 17, 2000, as amended (the "Final Windup Plan"), a true and correct copy of which has been furnished to Parent and MergerCo. The Final Windup Plan has been approved by ODI. In accordance with the Final Windup Plan, Health Power HMO distributed approximately $3.0 million to its creditors on or about March 27, 2000, and approximately $1.025 million to its remaining creditors on or about May 12, 2000. Health Power HMO does not have sufficient assets to pay the claims of all of its creditors.

     Section 5.21 - Definition of the Company's Knowledge. As used in this Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the knowledge of Dr. Bernard F. Master, Robert J. Bossart, Jonathan R. Wagner, Richard T. Kurth, Paul A. Miller, Daniel R. Sullivan, and Randy E. Jones, the executive officers of the Company.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER


     Section 6.1 - Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or to the extent Parent shall otherwise consent in writing, the Company shall, and shall cause each of the Company Operating Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice, and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers, and others having business dealings with them. Without limiting the generality of the foregoing, neither the Company nor any of the Company Operating Subsidiaries will (except as expressly required or permitted by this Agreement or set forth in Section 6.1 of the Company Disclosure Schedule or as contemplated by the Transactions or to the extent that Parent shall otherwise consent in writing):

          (a)(i) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any of its capital stock (other than dividends or distributions by any Company Subsidiary to the Company), (ii) split, combine or reclassify any of its capital stock, (iii) repurchase, redeem or otherwise acquire any of its securities, except, in the case of this clause (iii), for the acquisition of shares of Old Common from holders of Options in full or partial payment of the exercise price payable by such holders upon exercise of Options outstanding on the date of this Agreement, or (iv) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), other than the issuance of shares of Old Common upon the exercise of Options outstanding on the date of this Agreement in accordance with their present terms;

          (b)(i) make any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000, (ii) acquire any material assets outside of the ordinary course of business consistent with past practice, or (iii) sell, lease, encumber, transfer or dispose of any material assets outside the ordinary course of business consistent with past practice;

          (c)(i) except pursuant to credit facilities in existence on the date hereof in accordance with the current terms of such facilities, (A) create, incur, issue, assume, maintain or permit to exist any long-term or short-term Indebtedness or (B) other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person;

          (d) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) as permitted or required by this Agreement;

          (e) change any of the accounting principles or practices used by it (except as required by the SEC, applicable Laws or generally accepted accounting principles applied on a consistent basis, in which case written notice shall be provided to Parent prior to any such change);

          (f) except as required by applicable Laws, (i) enter into, adopt, amend or terminate any Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Operating Subsidiaries on the one hand and one or more of their directors, officers or employees who has a base compensation in excess of $100,000 on the other hand, (iii) increase in any manner the compensation or fringe benefits paid or provided to any such director, officer or employee described in the preceding clause (ii) or pay to any such person any benefit not required by any Plan or arrangement as in effect as of the date hereof, or (iv) except in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any employee not described in clause (ii) or pay to any such employee any benefit not required by any Plan or arrangement in effect as of the date hereof;

          (g)  approve  or  adopt  any   amendments   to  its   certificate   of
     incorporation or bylaws;

          (h) adopt or propose to adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (i) without the prior written consent of Parent, which shall not be unreasonably withheld, make or change any Tax election, file a consent under Code Section 341(f) regarding collapsible corporations, or settle or compromise any material liability for Taxes of the Company or any of the Company Subsidiaries, except to the extent that negotiations for such settlement or compromise are in process at the time of the execution of this Agreement, provided that the existence of such negotiations, and the related substantive issues, have been disclosed to Parent;

          (j) enter into any transaction or arrangement which would be required to be listed in Section 5.18 of the Company Disclosure Schedule (Related Party Transactions) if in effect or existence as of the date of this Agreement;

          (k) enter into any non-competition or other agreement which may restrict, in any material respect, the conduct of the respective businesses of the Company or any of the Company Subsidiaries;

          (l) settle or compromise any pending or threatened suit, action, or claim relating to the Transactions;

          (m) enter into, or amend in any material respect, any agreement pursuant to which the Company or any Company Operating Subsidiary agrees, or has agreed, to indemnify any director, officer, employee or agent of the Company or any Company Operating Subsidiary in connection with matters arising out of the performance of their respective duties to, or services for, the Company or any Company Subsidiary or obtain additional directors' or officers' liability insurance other than that contemplated by Section 7.6(b); or

          (n) enter into an agreement, or otherwise commit, to take any of the foregoing actions.

          Section 6.2 - Financing.

     (a) Commencing on the date hereof, Parent will proceed in good faith and use its commercially reasonable efforts to obtain, as soon as reasonably practicable, but in any event on or prior to July 31, 2000, or such later date (i) not later than August 14, 2000, as specified in writing by Parent to the Company, provided that it is still proceeding in good faith and using commercial reasonable efforts to obtain, or
          (ii) which is otherwise agreed to in writing by Parent and the Company (the "Commitment Due Date"), commitments for financing in connection with the Transactions which, in the aggregate, would provide financing in the amount of not less than $34,500,000 (the "Necessary Financing"), on terms and conditions which are reasonably satisfactory to Parent, and which, in Parent's judgment, would be Reasonably Acceptable to the Company (as defined below) (the "Proposed Financing Commitments"). Parent will provide the Company with true and correct copies of the Proposed Financing Commitments, when and if obtained, promptly after Parent's receipt thereof. Not later than three (3) business days after its receipt from Parent of the Proposed Financing Commitments, the Company shall either notify Parent in writing that the Proposed Financing Commitments are Reasonably Acceptable to the Company or notify Parent in writing that, in the Company's good faith judgment, and for the specific reasons which shall be stated in such notice, the Proposed Financing Commitments are not Reasonably Acceptable to the Company. In the absence of such notice, the Proposed Financing Commitments shall be deemed Reasonably Acceptable to the Company as at the close of business on the last day of such three (3) day period. Proposed Financing Commitments which are confirmed by the Company as being Reasonably Acceptable to the Company or which are deemed to be Reasonably Acceptable to the Company in accordance with the foregoing provisions of this Section 6.2(a) shall be deemed to be "Acceptable Financing Commitments" for purposes of Article IX of this Agreement. Proposed Financing Commitments shall be deemed to be "Reasonably Acceptable" to the Company if the commitment letters in respect thereof contain commercially reasonable terms and conditions, including, without limitation, with respect to syndication and the absence of material adverse changes between the commitment date and Closing, for a transaction of this nature.

     (b) During the period preceding the Effective Time or the termination of this Agreement, and subject to its obligations under applicable securities Laws, Parent will keep the Company reasonably informed with respect to material events outside the ordinary course of business of Parent or its Subsidiaries that could reasonably be expected to affect adversely, in any material respect, the financing for the Transactions or Parent's potential to obtain such financing. During such period, Parent will not seek to combine the financing for the Transactions with the financing for any other acquisition in which it may be engaged either directly or through another Subsidiary.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS


          Section 7.1     Stockholders Meeting; Proxy Materials .

     (a) Unless the Company Board shall take any action permitted by Section 7.1(e) below, the Company Board, shall, in accordance with applicable
          Laws:

          (i) as soon as reasonably practicable after Proposed Financing Commitments Reasonably Acceptable to the Company have been obtained, or, if such Proposed Financing Commitments have not yet been obtained by the Commitment Due Date, but neither party has terminated this Agreement pursuant to Section 9.1(b)(i) hereof, then, as soon as reasonably practicable after the right of termination set forth in Section 9.1(b)(1) has expired, duly call, give notice of, convene and hold a special meeting of stockholders of the Company for the purpose of considering and taking action upon this Agreement and the Transactions;

          (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement and the Transactions (the "Proxy Statement"), and use its commercially reasonable efforts to (A) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause the Proxy Statement to be mailed to its stockholders, (B) obtain the necessary approval of this Agreement by its stockholders, and (C) include in the Proxy Statement the recommendation of the Company Board and the Independent Committee that stockholders of the Company vote in favor of the approval of this Agreement. Provided that Parent is complying with its obligations set forth in the first sentence of
               Section 6.2(a), the Company shall commence and continue preparation of the preliminary Proxy Statement promptly following the date hereof with a view toward being in a position to file it with the SEC as soon as reasonably practicable, but within an approximately one (1) week period after Financing Commitments Reasonably Satisfactory to the Company have been obtained. The Company will include the written Fairness Opinion in the Proxy Statement.

     (b) MergerCo and Parent shall furnish all information about themselves, their business and operations and their owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. The Company shall give Parent and MergerCo and their counsel, and counsel to the Independent Committee, the opportunity to review, prior to their being filed with, or sent to the SEC, (i) the Proxy Statement and (ii) all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments. Each of the Company, MergerCo and Parent agrees to correct promptly any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all necessary steps to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case, to the extent required by applicable Laws. The Company shall notify MergerCo and Parent of the receipt of any comments of the SEC with respect to the preliminary Proxy Statement.

     (c) The Company represents and warrants that (i) none of the information supplied by the Company specifically for inclusion or incorporation by reference in (A) the Proxy Statement, or (B) the Other Filings (as hereinafter defined) will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders and at the time of any meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement, insofar as it relates to the Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act. The Company makes no representation, warranty or covenant with respect to information concerning MergerCo or Parent or their affiliates included in the Proxy Statement or information supplied by MergerCo or Parent or their affiliates for inclusion in the Proxy Statement.

     (d) Parent represents and warrants that none of the information supplied by MergerCo or Parent or their affiliates specifically for inclusion or incorporation by reference in (i) the Proxy Statement, or (ii) the Other Filings, will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders and at the time of any meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. MergerCo and Parent make no representations, warranties or covenants with respect to information concerning the Company included in the Proxy Statement or information supplied by the Company for inclusion in the Proxy Statement.

     (e) The Company Board shall be permitted to (i) not recommend to the Company's stockholders that they vote in favor of the approval of this Agreement or (ii) withdraw or modify in a manner adverse to Parent and MergerCo its recommendation to the Company's stockholders that they vote in favor of this Agreement, but in each of cases (i) and (ii) only if and to the extent that the Company has complied with Section 7.5, a Superior Proposal (as defined below) is pending at the time the Company Board determines to take any such action or inaction and the Company Board determines in good faith, based upon the advice of its outside legal counsel, that such action or inaction is necessary for the Company Board to comply with its fiduciary duties under applicable Laws, provided that no such failure to recommend, or withdrawal or modification shall be made unless the Company shall have delivered to Parent a written notice advising Parent that the Company Board has received a Superior Proposal and identifying the person making such Superior Proposal; provided, further, that nothing contained in this Agreement shall prevent the Company Board from complying with Rules 14d-9 and 14e-2 under the Exchange Act with regard to an Acquisition Proposal (as defined below). For purposes of this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal for all of the outstanding shares of Old Common or all or substantially all of the assets of the Company and the Company Subsidiaries, which is based upon definitive written financing agreements, or other written commitments reasonably satisfactory to the Board, that reasonably assure the availability of financing sufficient to complete the transaction, and which contains terms that the Company Board determines in good faith (based on the advice of Raymond James or other financial advisor engaged by the Company in connection with such transaction) are more favorable to the Company's stockholders than this Agreement and the Merger. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation, share exchange or other business combination involving the Company or any Company Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Company Subsidiary, other than the transactions contemplated by this Agreement.

     Section 7.2 - Other Filings. Each of the Company, Parent and MergerCo shall properly prepare and file any other filings required of such party under the Exchange Act or any other federal or state law relating to the Merger and the Transactions (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"), with a view to toward being in a position to make all Other Filings as soon as reasonably practicable, but within an approximately three (3) week period, after the preliminary Proxy Statement is filed. Each of the Company, Parent and MergerCo shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and MergerCo shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. Each of the Company, Parent and MergerCo shall use its commercially reasonable efforts to obtain and furnish the information required to be included in any of the Other Filings.

     Section 7.3 - Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties agrees to use commercially reasonable efforts (a) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions or authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which MergerCo, the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (b) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, (c) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, (d) to effect all necessary registrations and Other Filings, including without limitation filings under the HSR Act, if any, and submissions of information requested by any Governmental Entity and (e) to execute and deliver any additional instruments necessary to consummate the Transactions and to carry out fully the purposes of this Agreement. The Company will use its commercially reasonable efforts to ensure that the conditions set forth in Sections 8.1 and 8.2 hereof are satisfied, insofar as such matters are within the control of the Company, and MergerCo and Parent will use their commercially reasonable efforts to ensure that the conditions set forth in Sections 8.1 and 8.3 hereof are satisfied, insofar as such matters are within the control of MergerCo and Parent.

     Section 7.4 - Fees and Expenses. Except as set forth in Section 9.2 hereof, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses.

     Section 7.5 - No Solicitations.

     (a) The Company shall not, directly or indirectly, through any officer, director, employee, investment banker, attorney, representative or agent of the Company or any Company Subsidiary, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii)
          engage in  negotiations  or  discussions  concerning,  or provide  any non-public  information  or  data  to  any  person  relating  to,  any
          Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) furnishing nonpublic information or data to, or entering into discussions or negotiations with, any person in connection with an unsolicited Acquisition Proposal, if and only to the extent that the Company Board determines in good faith, based upon the advice of its outside legal counsel, that such action is necessary for the Company Board to comply with its fiduciary duties under applicable Laws and prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, the Company or the Company Board received from such person an executed customary confidentiality agreement, provided, that in the event that any term of such confidentiality agreement is more favorable to such person than the Confidentiality Agreement (as defined below), (x) the Company shall promptly (and in no event later than 24 hours after execution thereof) notify Parent of the more favorable provisions of such confidentiality agreement and (y) the Confidentiality Agreement shall automatically be deemed to have been amended to provide Parent with the benefit of the more favorable term(s); or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company hereby represents and warrants that, as of the date hereof, it is not engaged in any activities, discussions or negotiations with any other person with respect to any of the foregoing.

     (b) The Company shall (i) promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify Parent after receipt by it (or its advisors) of an Acquisition Proposal by any person, identifying such person, (ii) promptly notify Parent after receipt of any request for nonpublic information relating to it or any of the Company Subsidiaries or for access to it or any of such Subsidiaries' properties, books or records by any person, identifying such person and the information requested by such person, that may be considering making, or has made, an Acquisition Proposal, and promptly provide Parent with any nonpublic information which is given to such person pursuant to this Section 7.5(b), and (iii) keep Parent advised of the status and principal financial terms of any such Acquisition Proposal, indication or request. The Company shall give Parent at least 24 hours' advance notice of any information to be supplied to any person making such Acquisition Proposal.

     (c) Nothing in this Section 7.5 shall (i) permit the Company to terminate this Agreement other than pursuant to Article IX hereof or (ii) affect any other obligation of the Company under this Agreement.

         Section 7.6 - Officers' and Directors' Indemnification and Insurance.

     (a) The certificate of incorporation of the Surviving Corporation shall contain provisions for the indemnification of directors and officers of the Company no less favorable than set forth in Exhibit 1.1A hereto, and Parent and MergerCo agree that, for the benefit of the Company's directors and officers in office prior to the Effective Time, such provisions shall remain continuously in effect for a period of at least six (6) years following the Effective Time.

     (b) Parent and the Surviving Corporation shall use their commercially reasonable efforts to cause to be maintained in effect for six (6) year from the Effective Time the Company's current policies of directors' and officers' liability insurance to the extent that it provides coverage for events occurring prior to the Effective Time.

     (c) Parent and the Surviving Corporation shall not take, or cause to be taken, any action to modify or terminate the Indemnification Agreements, except in accordance with the terms thereof and applicable Law.

     Section 7.7 - Access to Information; Confidentiality. From the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and Company Subsidiaries' officers, employees and agents to, afford to Parent and MergerCo and to the officers, employees and agents of Parent and MergerCo, respectively, complete access at all reasonable times to all of the Company's and the Company's Subsidiaries' respective properties, books, records and contracts, and shall furnish Parent and MergerCo such financial, operating and other data and information as Parent and MergerCo may reasonably request. Parent and MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in that certain agreement between Raymond James and Capital Partners dated July 26, 1999 (the "Confidentiality Agreement"). Parent and MergerCo each hereby agrees to be bound by the terms and conditions of the Confidentiality Agreement with the same force and effect as if it had executed the Confidentiality Agreement as Capital Partners, and the Company is an intended third party beneficiary of the obligations of MergerCo arising thereunder. At the Effective Time, the Confidentiality Agreement shall terminate, except as otherwise expressly provided therein.

     Section 7.8 - Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law if it has (a) used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner and (b) faxed a copy of such press release or public statement to such other party at a reasonable time prior to issuing such release or making such statement. In this regard, the parties agree that the initial press release to be issued with respect to the Merger will be in a form agreed to by the parties hereto prior to the execution of this Agreement.

     Section 7.9 - Notification of Certain Matters.

     (a) The Company shall, upon obtaining knowledge of any of the following, promptly notify Parent thereof in writing: (i) any Company Material Adverse Effect; (ii) any change which makes it likely that any representation or warranty set forth in this Agreement regarding the Company or any Company Subsidiary will not be true in any material respect as of the Closing or which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iv) the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (v) any notice or other communication from any Governmental Entity in connection with the Merger; or (vi) any actions, suits, claims, investigations or other proceedings (or other manifestation to the Company of an awareness of and present intention to assert a claim in any such proceeding) commenced or threatened against the Company or any of the Company Subsidiaries which, if pending on the date of this Agreement, would have resulted in any of the representations and warranties set forth in Section 5.7 being untrue or inaccurate (if not disclosed on the Company Disclosure Schedule) or which relate to the consummation of the Merger; provided, however, that the delivery of any notice pursuant to this Section 7.9(a) shall not cure any breach of any representation or warranty or otherwise limit or affect the remedies available to Parent and MergerCo.

     (b) MergerCo or Parent shall, upon obtaining knowledge of any of the following, promptly notify the Company thereof in writing: (i) any Parent or MergerCo Material Adverse Effect; (ii) any change which makes it likely that any representation or warranty set forth in this Agreement regarding Parent or MergerCo will not be true in any material respect as of the Closing or which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iv) the failure of Parent or MergerCo to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (v) any notice or other communication from any Governmental Entity in connection with the Merger; or (vi) any actions, suits, claims, investigations or other proceedings (or other manifestation to the Company of an awareness of and present intention to assert a claim in any such proceeding) commenced or threatened against Parent or MergerCo which, if pending on the date of this Agreement, would have resulted in any of the representations and warranties set forth in Section 4.2(e) being untrue or inaccurate or which relate to the consummation of the Merger; provided, however, that the delivery of any notice pursuant to this Section 7.9(b) shall not cure any breach of any representation or warranty or otherwise limit or affect the remedies available to the Company.

     Section 7.10 - Termination of Company Stock Plans. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to (i) effect the transactions contemplated by Section 2.3 and (ii) with respect to any stock option, stock appreciation or other stock benefit plan of the Company or any of its Subsidiaries not addressed by the preceding clause (i), ensure that, following the Effective Time, no participant therein shall have any right thereunder to acquire any capital stock of the Surviving Corporation or any affiliate thereof.

     Section 7.11 - Windup of Health Power HMO. The Company shall cause Health Power HMO to complete its windup in accordance with the Final Windup Plan.

     Section 7.12 - Termination of Severance Arrangements. Each of Robert J. Bossart, Randy E. Jones, Richard T. Kurth, Paul A. Miller, Daniel R. Sullivan, and Jonathan R. Wagner (collectively, the "CMI Management Team") have entered into an Executive Severance Benefits Agreement with the Company dated as of August 26, 1999, and certain of the CMI Management Team have entered into employment agreements of varying dates which contain severance agreements (collectively, the "Severance Agreements"). In addition, Dr. Bernard F. Master has entered into an Employment Agreement with CompManagement, Inc. dated as of May 1, 1999, as amended as of January 1, 2000 (as so amended, "Dr. Master's Employment Agreement"). Prior to the Effective Time, each member of the CMI
Management Team is to enter into a Termination of Severance Agreement (as hereinafter defined), and Dr. Master is to enter into a Termination of Employment Agreement (as hereinafter defined). At or prior to the Effective Time, the Company shall pay to each of the members of the CMI Management Team and to Dr. Master the consideration due and payable to such person under his Termination of Severance Agreement or Termination of Employment Agreement, as the case may be. The total consideration to be paid by the Company under the Termination of Severance Agreements and Termination of Employment Agreement is hereinafter referred to the "Severance Consideration".


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER


     Section 8.1 - Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

     (a) Stockholder Approval. This Agreement, including the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL and the certificate of incorporation of the Company.

     (b) Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) Other Regulatory Approvals. Any consent, authorization, order or approval of (or filing or registration with) any Governmental Entity required to be made or obtained by the Company or any of the Company Subsidiaries or MergerCo, as the case may be, or their respective affiliates, in connection with the execution, delivery and performance of the Agreement shall have been obtained or made on terms and conditions reasonably satisfactory to each of Parent and the Company, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be, or would not, individually or in the aggregate, materially impair or significantly delay the ability of the Company and MergerCo to consummate the Merger.

     (d) Other Consents. Any consent or approval by any third party that is required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement shall have been obtained on terms and conditions reasonably satisfactory to each of Parent and the Company, except where such breach, default, termination or change would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be, or would not, individually or in the aggregate, materially impair or significantly delay the ability of the Company and MergerCo to consummate the Merger.

     (e) No Injunctions or Orders; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Entity (an "Injunction"), nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of any of the Transactions, including the Merger.

     Section 8.2 - Conditions to Obligations of MergerCo and Parent. The obligations of MergerCo and Parent to effect the Merger are further subject to the following conditions:

     (a) Representations and Warranties. Those representations and warranties of the Company set forth in this Agreement which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Company set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

     (b) Performance and Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement on or before the Closing Date, including, without limitation, the covenants contained in Articles 6 and 7 hereof, in all material respects.

     (c) Material Adverse Change. There shall not have occurred between the date of this Agreement and the Closing any change or changes concerning the Company or the Company Subsidiaries which had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, including, without limitation, a Material Deviation From Projections.

     (d) No Restraints. No Injunction or any Law promulgated or enacted by any Governmental Entity after the date hereof, shall be pending, threatened or in effect which would affect adversely, in any material respect, the right of the Surviving Corporation or any Company Operating Subsidiary to own or operate any material portion of its respective businesses, properties or assets after the Merger or compel the Surviving Corporation or any Company Operating Subsidiary to dispose of or hold separate any material portion of its respective businesses, properties or assets.

     (e) Dissenting Shares. The number of Dissenting Shares shall not exceed ten percent (10%) of the outstanding shares of Old Common.

     (f) Certificates. The Company shall have furnished such certificates of its officers or the officers of the Company Subsidiaries to evidence compliance with the conditions applicable to the Company and the Company Subsidiaries in Section 8.1 and this Section 8.2 as may be reasonably requested by Parent or MergerCo.

     (g) Financing. Parent shall have obtained the Necessary Financing in accordance with the Acceptable Financing Commitments or if, Acceptable Financing Commitments were not obtained but neither party terminated this Agreement pursuant to Section 9.1(b)(i), Parent shall have obtained the Necessary Financing on terms and conditions reasonably satisfactory to Parent.

     (h) Health Power HMO. Health Power HMO shall have completed its windup in accordance with the Final Windup Plan, there shall be no actions, suits, proceedings, investigations or claims pending, or to the knowledge of the Company, threatened, against or affecting the Company or any of the Company Subsidiaries (including Health Power HMO) before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality relating to Health Power HMO, and Health Power HMO shall have been terminated from supervision by the Ohio Department of Insurance pursuant to an Order of the Director of the Department of Insurance.

     (i) Termination of Severance Agreements. Each member of the CMI Management Team shall have executed and delivered a Termination of Executive Severance Benefits Agreement substantially in the form attached hereto as Exhibit 8.2(i)-1 (collectively, the "Termination of Severance Agreements"), and Dr. Master shall have executed and delivered a Termination of Employment Agreement substantially in the form attached hereto as Exhibit 8.2(i)-2 (the "Termination of Employment Agreement").

     (j) Investment and Employment Agreements with Executive Management. Each member of the CMI Management Team shall have executed and delivered investment and employment agreements with the Surviving Corporation, effective as of the Effective Time, containing terms and conditions reasonably satisfactory to Parent.

     Section 8.3 - Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

     (a) Representations and Warranties. Those representations and warranties of MergerCo and Parent set forth in this Agreement which are qualified by materiality or a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations shall be true and correct as of such date), and those representations and warranties of MergerCo and Parent set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

     (b) Performance of Obligations of MergerCo and Parent. MergerCo and Parent shall have performed all obligations required to be performed by them under this Agreement on or before the Closing Date, including, without limitation, the covenants contained in Articles 6 and 7 hereof, in all material respects.

     (c) Material Adverse Change. There shall not have occurred any change or changes concerning MergerCo and Parent between the date of this Agreement and the Closing Date which would, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     (d) Certificates. Parent and MergerCo shall have furnished such certificates of their respective officers to evidence compliance with the conditions applicable to Parent and MergerCo in Section 8.1 and this Section 8.3 as may be reasonably requested by the Company.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER


     Section 9.1 - Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder approval thereof:

     (a)  by the mutual written consent of Parent and the Company;

     (b)  by either of the Company or Parent:

          (i) if Acceptable Financing Commitments are not in place by the Commitment Due Date or, if later, the date which is three (3) business days after the Parent has provided Proposed Financing Commitments to the Company, provided that such right of termination shall expire if not exercised by either party within three (3) business days after such right of termination becomes exercisable; or

          (ii) if the stockholders of the Company shall have voted on the Merger and this Agreement and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1(a); or

          (iii)if any Governmental Entity shall have issued an Injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits the Merger, and such Injunction shall have become final and non-appealable; or

          (iv) if, without any material breach by the terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before December 31, 2000; or

     (c)  by the Company:

          (i) in connection with entering into a definitive agreement to effect a Superior Acquisition Proposal in accordance with Section 7.5 hereof; provided, however, that prior to terminating this Agreement pursuant to this Section 9.1(c)(i), (A) the Company shall have paid the Break-Up Fee and Parent/MergerCo Expenses (as those terms are hereinafter defined) as set forth in Section 9.2(b), and (B) the Company shall have provided Parent with five days' prior written notice of the Company's decision so to terminate. Such notice shall indicate in reasonable detail the terms and conditions of such Superior Acquisition Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Acquisition Proposal is subject to any material conditions; or

          (ii) if MergerCo or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement (except where such representations, warranties, covenants or other agreements are qualified by materiality or MergerCo Material Adverse Effect or Parent Material Adverse Effect, in which case MergerCo's or Parent's breach, as the case may be, shall not be qualified as to materiality), which breach cannot be or has not been cured within 15 days after the giving of written notice thereof to MergerCo or Parent;

               or

     (d) by Parent:

          (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (except where such representations, warranties, covenants or other agreements are qualified by materiality or Company Material Adverse Effect, in which case the Company's breach shall not be qualified as to materiality), which breach cannot be or has not been cured within 15 days after the giving of written notice thereof to the Company; or

          (ii) if (A) in accordance with Section 9.1(c)(i) hereof, the Company enters into a definitive agreement to effect a Superior Acquisition Proposal, or (B) the Company Board withdraws or modifies in any manner adverse to MergerCo or Parent its approval or recommendation of this Agreement to the stockholders of the Company; or

          (iii)at any time following the date 30 days after notice is delivered by the Company in accordance with Section 7.5 concerning the receipt of an Acquisition Proposal unless, prior to termination under this Section 9.1(d)(iii), the Company provides written notice to Parent that such Acquisition Proposal has been rejected or withdrawn or that the Company is no longer engaged in negotiations or discussions with the other persons involved in connection therewith, provided that the 30-day period shall be reduced with respect to any subsequent Acquisition Proposal made by or on behalf of any such person (or its affiliates) whose Acquisition Proposal was previously rejected or withdrawn as provided in this Section 9.1(d)(iii) to a number of days equal to the greater of (A) 20, minus the number of days lapsed from the receipt of any notice of any prior Acquisition Proposal from such person until the rejection or withdrawal of any such prior Acquisition Proposal(s) and (B)10; or

          (iv) if there shall have occurred any change or changes concerning the Company or the Company Subsidiaries between the date of this Agreement and the Closing which had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 9.2 - Effect of Termination.

     (a) In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or their respective officers or directors, except (i) as set forth in Section 7.4, this Article 9, and Article 10, and (ii) that nothing herein shall relieve any party from liability for (x) any willful or intentional breach of any representations or warranties contained in this Agreement, or (y) any breach of any covenant or agreement contained in this Agreement.

     (b) If the Company terminates this Agreement pursuant to Section 9.1(c)(i), or Parent terminates this Agreement pursuant to Sections 9.1(d)(ii) or 9.1(d)(iii), then the Company shall pay to Parent an amount in cash equal to the Parent/MergerCo Expenses (not in excess of the sum of $500,000, plus any costs and expenses incurred by Parent or MergerCo to enforce their rights to receive the amounts due pursuant to this Section 9.2 ("Parent/MergerCo Collection Expenses")) and the Break-Up Fee. For purposes of this Agreement, the "Break-Up Fee" shall be an amount equal to $1,000,000. For purposes of this Agreement, "Parent/MergerCo Expenses" shall mean an amount equal to all of Parent's and MergerCo's out-of-pocket costs and expenses incurred in connection with this Agreement and the Transactions, including, without limitation, reasonable fees and disbursements of its outside legal counsel, accountants, consultants and other professional service providers retained by or on behalf of Parent or MergerCo, together with all other out-of-pocket costs and expenses incurred by MergerCo or Parent in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or other documents relating to the Transactions, arranging financing (including without limitation commitment fees), conducting due diligence and other activities related to this Agreement and the Transactions, plus Parent/MergerCo Collection Expenses.

     (c) If this Agreement is terminated pursuant to Section 9.1(b)(ii), the Company shall pay to Parent an amount in cash equal to Parent/MergerCo Expenses. In addition, if within 12 months following any such termination of this Agreement, the Company or any Company Subsidiaries accepts a written offer for, or otherwise enters in to an agreement to consummate or consummates, a Transaction Proposal (as defined below) with another person, upon the signing of a definitive agreement relating to such Transaction Proposal, or, if no such agreement is signed, then upon consummation of such Transaction Proposal, the Company shall pay to Parent the Break-Up Fee. As used in this Section 9.2(c), "Transaction Proposal" shall mean a proposal or offer (other than by another party hereto) (i) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of 50% or more of the outstanding capital stock of the Company or any Company Subsidiaries holding 50% or more of the assets of the Company and its Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of 50% or more of the outstanding capital stock of the Company or any Company Subsidiaries holding 50% or more of the assets of the Company and its Subsidiaries, (ii) to purchase 50% or more of the business or assets of the Company and its Subsidiaries or (iii) to otherwise effect a business combination involving the Company or any of its Subsidiaries holding 50% or more of the assets of the Company and its Subsidiaries.

     (d) The obligation to pay the Break-Up Fee and/or the Parent/MergerCo Expenses, as the case may be, pursuant to Section 9.2 shall be in addition to the expenses to be paid by the Company pursuant to Section
          7.4. Absent fraud, the payment of the Break-Up Fee and the Parent/MergerCo Expenses to Parent under the circumstances described in this Section 9.2 shall be the sole and exclusive remedy at law or in equity to which Parent and/or MergerCo, and their respective officers, directors, representatives and affiliates, shall be entitled in the event this Agreement is terminated under circumstances such that the Break-Up Fee and the Parent/MergerCo Expenses are payable. The Company shall make all such payments promptly (and in any event within two days of receipt by the Company of written notice from Parent) by wire transfer of immediately available funds to an account designated by Parent. (e) The Escrow Funds (as defined in the Escrow Agreement) shall be paid as follows:

          (i)  If this  Agreement  is  terminated  pursuant  to Section  9.1(a),
               Section 9.1(c)(i), any provision of Section 9.1(d), or, except as provided in clause (ii) of this Section 9.2(e), any provision of
               Section 9.1(b), then, in any such case, all Escrow Funds shall be paid to Parent in accordance with the terms of the Escrow Agreement.

          (ii) If (A) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(iv), (B) at the time of such termination, Parent has no other right to terminate this Agreement under Section 9.1, including, without limitation, under
               Section  9.1(b)(iv),  other than by reason of the  failure of the
               Necessary Financing to be provided, and (C) the Necessary Financing was not provided based primarily on the failure of one or more conditions other than the inability to syndicate or the occurrence of a material adverse change with respect to the Company and its Subsidiaries, as such conditions were set forth in the Acceptable Financing Commitments (or other written commitments obtained by Parent after the Commitment Due Date if neither party terminated the Agreement pursuant to Section 9.1(b)(i)), then all Escrow Funds shall be paid to the Company in accordance with the terms of the Escrow Agreement.

          (iii)If this  Agreement  is  terminated  by the  Company  pursuant  to
               Section 9.1(c)(ii), then all Escrow Funds shall be paid to the Company in accordance with the terms of the Escrow Agreement.


                                    ARTICLE X

                               GENERAL PROVISIONS


     Section 10.1 - Notices. All notices, requests, demands, claims, and other communications hereunder (collectively, a "Notice") shall be in writing and shall be deemed given when delivered personally to that party (including personal delivery, expedited courier, or messenger service) at the address set forth below, telecopied (which is confirmed) to the telecopy number for that party set forth below, or three (3) business days after sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to that party as set forth below:

                  (a)      if to Parent or MergerCo:

                           Security Capital Corporation
                           c/o Capital Partners Inc.
                           One Pickwick Plaza, Suite 310
                           Greenwich, Connecticut 06830
                           Attention: Brian D. Fitzgerald, Chairman
                           Facsimile: (203) 625-0423

                           with a copy to:

                           Finn Dixon & Herling LLP
                           One Landmark Square, Suite 1400
                           Stamford, Connecticut 06901
                           Attention: Harold B. Finn III, Esq.
                           Facsimile: (203) 348-5777

                  (b)      if to the Company:

                           Health Power, Inc.
                           c/o CompManagement, Inc.
                           6377 Emerald Parkway
                           Dublin, Ohio  43016
                           Attention: Robert J. Bossart, Chief Executive Officer
                           Facsimile: (614) 790-8208

                           with a copy to:

                           Baker & Hostetler LLP
                           Capitol Square, Suite 2100
                           65 East State Street
                           Columbus, Ohio 43215-4260
                           Attention: Alec Wightman, Esq.
                           Facsimile: (614) 462-2616

     Any party may change the address to which Notices hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     Section 10.2 - Interpretation. When a reference is made in this Agreement to a subsidiary or subsidiaries of Parent, MergerCo or the Company, the word "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent, MergerCo or the Company, as the case may be. When a reference is made in this Agreement to a "person", such word means any individual, partnership, firm, corporation, association, joint venture, trust or other entity. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.3 - Survival. The representations and warranties made herein shall not survive the termination of this Agreement or the Effective Time. This
Section 10.3 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after termination of this Agreement or the Effective Time.

     Section 10.4 - Miscellaneous. This Agreement (a) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and the Exhibits hereto, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) subject to Section 10.5, shall be binding upon and inure to the benefits of the parties and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement. Section 7.6 is intended to be for the benefit of those persons described therein, and the covenants contained therein may be enforced by such persons. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties.

     Section 10.5 - Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

     Section 10.6 - Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 10.7 - Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, validity or performance of this Agreement or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws, except with respect to matters of corporate law and governance, as opposed to contract law. Each of the parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, Parent and MergerCo each do hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware ("CTC"), as their agent and the Company does hereby also appoint CTC, at such address, as its agent.

     Section 10.8 - Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, or committees thereof, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     Section 10.9 - Amendment. This Agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties at any time before the Effective Time; provided, however, that after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company.

     Section 10.10 - No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Company Board has approved, for purposes of Section 203 of the DGCL and any applicable provision of the Certificate of Incorporation, the terms of this Agreement, and
(b) this Agreement is executed by the parties.

     Section 10.11 Parent.

          (a) Subject to Section 10.11(c), Parent hereby unconditionally and irrevocably guarantees to the Company the performance of each of the obligations and the undertakings of MergerCo under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof. If MergerCo shall fail to perform any obligation or undertaking of MergerCo under this Agreement when and to the extent the same is required to be performed, Parent will upon written demand from the Company forthwith perform or cause to be performed such obligation or undertaking, as the case may be.

          (b) Subject to Sections 10.11(a) and (c), the obligations of Parent under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim Parent may have against the Company (except for any of the foregoing that MergerCo may have against the Company under the terms of this Agreement or otherwise), and shall remain in full force and effect without regard to (i) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of MergerCo at or prior to the Closing or (ii) any transfer of shares of capital stock of MergerCo, or any assignment by MergerCo of any of its rights or obligations under this Agreement to a wholly owned subsidiary of MergerCo or Parent.

          (c) Notwithstanding any provision of this Agreement to the contrary, Parent shall not have any liability whatsoever under this guaranty after the Effective Time, whether based upon events occurring prior to or after the Effective Time.

                                   [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                     SECURITY CAPITAL CORPORATION


                                     By  /s/ Brian D. Fitzgerald

                                     (Name)     Brian D. Fitzgerald

                                     (Title)    Chairman



                                     HP ACQUISITION CORP.


                                     By  /s/ Brian D. Fitzgerald

                                     (Name)     Brian D. Fitzgerald

                                     (Title)    President



                                     HEALTH POWER, INC.


                                     By  /s/ Bernard F. Master, D.O.

                                     (Name)  Bernard F. Master, D.O.

                                     (Title)  Chairman

                             EXHIBITS AND SCHEDULES

Exhibit A-1              Persons Entering Into Stockholders Voting Agreements
Exhibit A-2              Form of Stockholders Voting Agreements
Exhibit B                Form of Escrow Agreement
Exhibit 1.1A             Amended and Restated Certificate of Incorporation of
                         Surviving Corporation
Exhibit 1.1B             Amended and Restated Bylaws of Surviving Corporation
Exhibit 8.2(j)-1         Form of Termination of Executive Severance Benefits
                         Agreements for Robert J. Bossart, Randy E. Jones,
                         Richard T. Kurth, Paul A. Miller, Daniel R. Sullivan, and Jonathan R. Wagner
Exhibit 8.2(j)-2         Form of Termination of Employment Agreement for
                         Bernard F. Master, D.O.

Schedules of Health Power, Inc.
   Schedule 5.3-Outstanding Securities
   Schedule 5.4-Subsidiaries
   Schedule 5.5(c)-Regulatory Approvals
   Schedule 5.9(h)-Exceptions to Deductibility under Section 162(m)
   Schedule 5.10(a)-Real Estate Properties; Ownership of Real Estate Properties
   Schedule 5.10(d)-Exceptions to Ownership or Licensure of Proprietary Rights
   Schedule 5.12(a)-Plans
   Schedule 5.12(j)-Severance, Unemployment or Related Payments
   Schedule 5.13-Labor Matters
   Schedule 5.17(a)-Contracts and Commitments
   Schedule 5.17(b)-Indemnity Agreements

                                                                     EXHIBIT 99

COLUMBUS, OH and GREENWICH, CT - Security Capital Corporation (AMEX:SCC) and Health Power, Inc. (OTC:HPWR) announced today the signing of a definitive agreement to merge. Pursuant to the terms of the agreement, HPI would become a subsidiary of SCC and stockholders of Health Power would receive approximately $26.5 million in cash in exchange for their shares. Security Capital would also assume or pay approximately $9.75 million in liabilities and expenses of Health Power, including amounts needed to extinguish certain severance benefits. The anticipated net purchase price per share to stockholders of Health Power will be in the range of $6.83 to $6.88. Following the merger, it is expected that all members of the CompManagement management team will remain in their current positions and maintain an equity stake in the company.


The merger was approved by the Board of Directors of Security Capital and Health Power, as well as Health Power's special committee of Independent Directors (the "Special Committee"). The merger represents the culmination of an extensive process undertaken by Health Power and its financial advisor, Raymond James & Associates, Inc., to analyze the possibilities to maximize shareholder value.

"We believe that this transaction is in the best interest of our stockholders," said Dr. Bernard F. Master, the Health Power Chairman. "The Special Committee conducted a comprehensive and inclusive process and we feel this merger will ensure that our stockholders receive a fair value for their investment."

Health Power, Inc., through its operating subsidiaries CompManagement, Inc. and CompManagement Health Systems, provides cost containment and operating medical management services to employers in Ohio, Indiana, Kentucky, West Virginia and Washington. These subsidiaries assist employers in minimizing the costs of workers' and unemployment compensation.

Security Capital, a diversified holding company based in Greenwich, Connecticut, is affiliated with Capital Partners, a private equity investment firm. Security Capital currently operates three subsidiary companies in two distinct industries. Each subsidiary has a high degree of operating autonomy and has its own Chief Executive Officer and management team. The management team of each subsidiary maintains an equity position in their company.

Brian Fitzgerald, Chairman of Security Capital indicated that the acquisition of Health Power met Security Capital's financial and qualitative criteria and operating philosophy for acquiring a company. Mr. Fitzgerald indicated he was looking forward to working with this management team.

Bob Bossart, CEO of CompManagement, said the relationship with Security Capital will provide CompManagement with the ability and autonomy to expand its business outside Ohio and to increase the development of products that can be added to the current mix of disability management products.

Health Power stockholders, representing approximately 47.7% of the company's outstanding common stock, have signed voting agreements to support the transaction. The merger is expected to be completed by the end of the third quarter 2000, or shortly thereafter. The transaction is contingent upon Security Capital's obtaining financing for the transaction, approval by a majority of Health Power's stockholders, clearance under the Hart Scott Rodino Antitrust Improvements Act of 1976, and other customary conditions for a transaction of this type. The agreement provides for Health Power to call a special meeting of its stockholders as soon as practicable after financing commitments have been obtained.

Some of the information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project," and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. These "forward-looking statements" are subject to certain risks, uncertainties, and other factors that could cause the actual results to differ materially from those projected, anticipated, or implied. Such risks, uncertainties, and factors that might cause such a difference include, but are not limited to, (1) the ability to obtain favorable financing and the terms of such financing, (2) changes in the interest rate environment, (3) general economic or business conditions, either nationally or in the states or regions in which the companies do business, which may be less favorable than expected, (4) legislative or regulatory changes, which may adversely affect the businesses in which the companies are engaged, and (5) changes which may occur in the securities markets. These and other risks, uncertainties, and factors that could materially affect financial results are further discussed in the Security Capital and Health Power filings with the Securities and Exchange Commission.

This release is neither an offer to sell nor a solicitation of an offer to by the securities of either company, nor a solicitation of a proxy. Any such offer or solicitation will only be made in compliance with applicable securities law.

Contact:
Robert J. Bossart, CEO, CompManagement, Inc.  (614) 760-2400
Brian D. Fitzgerald, Chairman, Security Capital Corporation (203) 625-0770